EXHIBIT 5.1
                                                                     -----------




                                  July 5, 2000


Paragon Technologies, Inc.
600 Kuebler Road
PO Box 70
Easton, PA 18044-0070

Re:     Registration Statement on Form S-3
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Ladies and Gentlemen:

         We have acted as counsel to Paragon Technologies, Inc., a Pennsylvania corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), an aggregate of 148,784 shares of the Company's Common Stock, $1.00 par value (the "Common Stock"), 98,784 of which (the "Purchase Agreement Shares") have been issued in connection with a Stock Purchase Agreement (the "Purchase Agreement") among the Company, Ermanco Incorporated and the Stockholders of Ermanco Incorporated (the "Selling Shareholders"), and 9,991 shares of Common Stock issued to the Selling Shareholders pursuant to the terms of Subordinated Promissory Notes (the "Interest Shares"), and an additional 40,009 shares of Common Stock which may be issued to the Selling Shareholders pursuant to the terms of Subordinated Promissory Notes (the "Future Shares" and, together with the Purchase Agreement Shares and the Interest Shares, the "Shares").

         The opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-3 (the "Registration Statement"); (ii) the Purchase Agreement; (iii) the Subordinated Promissory Notes (iv) a registration rights agreement between the Company and each of the Selling Shareholders; (v) the Company's Certificate of Incorporation and Bylaws, as in effect on the date hereof; (vi) certain resolutions of the Board of Directors of the Company relating to, among other things, the issuance of the Shares; and (vii) such other documents relating to the Company and the proposed issuance of the Shares as we have deemed necessary or appropriate as a basis for the opinions set forth below.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

         Members of our firm are admitted to the Bar of the Commonwealth of Pennsylvania, and we express no opinion as to the laws of any other jurisdiction other than the Federal laws of the United States of America.

         Based upon and subject to the foregoing, we are of the opinion that the Purchase Agreement Shares and the Interest Shares have been duly and validly issued and are fully-paid and non-assessable by the Company under the Pennsylvania Business Corporation Law and that when issued and delivered in accordance with the terms of the Subordinated Promissory Notes, the Future Shares will be duly and validly issued, fully paid and nonassessable by the Company under the Pennsylvania Business Corporation Law.


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Paragon Technologies, Inc.
July 5, 2000
Page 2



         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus filed as part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

         This opinion is furnished by us, as your counsel, in connection with the filing of the Registration Statement and, except as provided in the immediately preceding paragraph, is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission or relied upon by any other person.

                                                     Very truly yours,

                                                     /S/ PEPPER HAMILTON LLP

                                                     PEPPER HAMILTON LLP